Exhibit 10.36
Co-operation Agreement

Signature Date: Oct. 99
Signature Place: Beijing


Party A:      MyWeb Network Systems (Beijing) Co., Ltd.
Address:      Unit 905, South Office  Tower, Beijing New  World Center, No. 3-A,
              Chongwenmenwai Da Jie, Beijing,
Tel:          010-67082361
Fax:          010-67082398

Party B:      Beijing Yinjian Industry Co., Ltd
Address:      No 6, Tanzhuang, Beijing Fengtai District.
Tel:          010-63743015
Fax:          010-63741666-3206


As an international enterprise, which is a public listed company in the USA, Party A aspires to become the largest television internet platform and website in China. Party A has cooperation with the main domestic Set-top box cooperation manufacturer, and ISP, ICP to introduce television internet technology based on MyWeb, and jointly provide MyWeb internet portal services, and is now having the leading status in the Chinese television internet market. We would like to establish various kinds of cooperation with the local company on the basis of mutual-benefit, to jointly develop the Chinese Internet business.

Party B as:
Party A and Party B to overcome their respective shortcomings by utilizing the strengths/advantages of the other party, and by the principal of promoting development of both parties, look upon the long term cooperation, and by friendly consultation, both sign the following agreement on forging a strategic partnership.

1.   Co-operation Agreement

i. In order to exploit the Internet business together and to develop the e-business market, both parties agree to establish strategic partnership, utilize their own strengths/advantages and cooperate closely in order to exploit the e-business market.
ii. Party A will set up webpage at it's website (www.myweb.com.cn) for Party B [***], to carry out the businesses such as car rental, car sale, etc. on the webpage. Party A will be responsible for establishing and maintaining the webpages whereas all the files, business information and business flow will be provided by Party B.
iii. Party A and Party B will cooperate closely in e-business. Party B will join Party A's e-business system as Party A's e-business web shopping delivery organization, whereby Party B is responsible for delivering the cargo to the Party A's web shopping customers. At the same time, Party A should try their best to help Party B's work.

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iv.  Both  parties   will  promote  for  each  other  by  utilizing   their  own
     strengths/advantages. Party A will promote Party B's company and business on Party A's website and syndicated media.

2.   Cooperation Term

This agreement shall be effective from Oct. 1999 for a tentative period of 12 months. After the expiraton of this agreement, both parties will have further negotiations to extend the cooperation period in the light of the cooperation circumstances.


3.   Other

i.   Both parties will reach closer co-operation through further negotiations.
ii. Both parties agree to keep the content of this agreement confidential which should not be disclosed to any third party.
iii. Both parties shall resolve issues not specifically mentioned in this agreement at separate negotiations.
iv. Two copies of the agreement were prepared for both parties. Each party maintains a copy of the same agreement of which both are equally legal and valid.


Party A Stamp :                                     Party B Stamp :

Signed with Company Stamp                           Signed with Company Stamp